EXHIBIT 32

                                                           FOR IMMEDIATE RELEASE

Contact:          Beacon Hill Partners, Inc.
                  (212) 843-8500

                             FOR IMMEDIATE RELEASE:

                   HIGH RIVER ACCEPTS UNITS TENDERED PURSUANT
              TO ITS TENDER OFFERS FOR McNEIL LIMITED PARTNERSHIPS

     New York, New York, November 25, 1996. . . . High River Limited Partnership
("High River"), an affiliate of Carl C. Icahn, announced today that it has accepted for payment all units of limited partnership interest ("Units") properly tendered and not validly withdrawn pursuant to its tender offers (the "Tender Offers") for Units in each of McNeil Pacific Investors Fund 1972, McNeil Real Estate Fund IX, Ltd., McNeil Real Estate Fund X, Ltd., McNeil Real Estate Fund XI, Ltd., McNeil Real Estate Fund XIV, Ltd., McNeil Real Estate Fund XV, Ltd., McNeil Real Estate Fund XX, L.P., McNeil Real Estate Fund XXIV, L.P., McNeil Real Estate Fund XXV, L.P., McNeil Real Estate Fund XXVI, L.P. and McNeil Real Estate Fund XXVII, L.P., and has so instructed IBJ Schroder Bank & Trust Company, the Depositary for the Tender Offers. The preliminary count of Units tendered and not validly withdrawn is as set forth below:


                                             APPROXIMATE
                                           NUMBER OF UNITS        APPROXIMATE
                                          TENDERED AND NOT       PERCENTAGE OF
         PARTNERSHIP                          WITHDRAWN        OUTSTANDING UNITS

McNeil Pacific Investors 1972                     982                 7.1%

McNeil Real Estate Fund IX, Ltd.                4,979                 4.5%

McNeil Real Estate Fund X, Ltd.                 4,527                 3.4%

McNeil Real Estate Fund XI, Ltd.                9,275                 5.8%

McNeil Real Estate Fund XIV, Ltd.               3,020                 3.5%

McNeil Real Estate Fund XV, Ltd.                3,595                 3.5%

McNeil Real Estate Fund XX, L.P.                1,955.2               3.9%

McNeil Real Estate Fund XXIV, L.P.              3,232                 8.1%

McNeil Real Estate Fund XXV, L.P.           2,121,210                 2.5%

McNeil Real Estate Fund XXVI, L.P.            895,380                 1.0%

McNeil Real Estate Fund XXVII, L.P.           154,603                 2.9%